SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential,  for  use  of the  Commission  Only  (as  permitted by  Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             LASERSIGHT INCORPORATED
                             -----------------------
                (Name of Registrant as Specified In Its Charter)
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
      ______________________________
      2) Aggregate number of securities to which transaction applies:
      ______________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      _________________________________________________________________________
      4) Proposed maximum aggregate value of transaction:______________________
      5) Total fee paid:_______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:_____________________________________
      2) Form, Schedule or Registration Statement No.:_______________
      3) Filing Party:_______________________________________________
      4) Date Filed:_________________________________________________

                             LaserSight Incorporated
                        3300 University Blvd., Suite 140
                           Winter Park, Florida 32792



Dear Fellow Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of LaserSight Incorporated to be held at the Hilton Garden Inn Orlando Airport, Orlando, Florida, telephone (407) 240-3725, on Wednesday, April 30, 2003 at 10:00 a.m. local time. We are pleased to enclose the notice of our Special Stockholders' meeting, together with the attached Proxy Statement, a proxy card and an envelope for returning the proxy card.

         Please carefully review the Proxy Statement and then complete, date and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

         If you have any questions or need assistance in voting your shares, please call William Kern, Sr. Vice President, Corporate Development, at (407) 678-9900, ext. 163. Your time and attention are appreciated.

                                        Sincerely,


                                        ----------------------------
                                        Michael R. Farris
                                        President and Chief Executive Officer

March __, 2003

                             LASERSIGHT INCORPORATED
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         A Special Meeting of Stockholders of LaserSight Incorporated, a Delaware corporation, will be held on Wednesday, April 30, 2003 at 10:00 a.m. local time, at the Hilton Garden Inn Orlando Airport, Orlando, Florida, for:

         The holders of LaserSight's common stock and the holders of LaserSight's series H preferred stock, the Voting Holders, to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of LaserSight and its stockholders, to amend LaserSight's Certificate of Incorporation, as amended, to, without further approval or authorization of the Voting Holders:

         a. effect a reverse stock split of LaserSight's issued and outstanding shares of common stock by a ratio that will be established by a formula intended to produce a market price of $1.25 per share; and

         b. effect a reduction in the voting power of the series H preferred stock in proportion to the reduction in the voting power of the outstanding common stock that results from effecting the reverse stock split.

         We refer to this proposal as the Charter Amendment Proposal. The proposal is described in the attached Proxy Statement.

         Only holders of LaserSight's common stock (together with the associated preferred stock purchase rights) and holders of LaserSight's series H preferred stock of record on the books of LaserSight at the close of business on March 24, 2003, or the Record Date, will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A list of stockholders of record as of the Record Date will be available at the Special Meeting.

         Your vote is important. All stockholders are invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any stockholder attending the Special Meeting may vote in person even if the stockholder returned a Proxy.

                                        By Order of the Board of Directors,


                                        ------------------------
                                        Gregory L. Wilson
                                        Secretary

Winter Park, Florida
March __, 2003

         Please return the enclosed proxy, which is being solicited on behalf of the Board of Directors of LaserSight, in the enclosed envelope, which requires no postage if mailed in the United States.

                             LASERSIGHT INCORPORATED
                        3300 University Blvd., Suite 140
                           Winter Park, Florida 32792

                                 PROXY STATEMENT

         Proxies in the accompanying form are being solicited by the Board of Directors of LaserSight for use at the Special Meeting of Stockholders on Wednesday, April 30, 2003, or at any adjournment or postponement thereof. The Special Meeting will be held at the Hilton Garden Inn Orlando Airport, Orlando, Florida, at 10:00 a.m. local time. This Proxy Statement is first being mailed to stockholders on or about March ___, 2003.

         Proxies are being solicited from the Voting Holders with respect to the Charter Amendment Proposal to be presented at the Special Meeting.

            INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

         RECORD DATE. The Board of Directors has fixed the close of business on March 24, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, LaserSight had outstanding [27,841,941] shares of common stock and 9,280,647 shares of series H preferred stock. The common stock and series H preferred stock are sometimes referred to in this Proxy Statement as the "Voting Shares." A list of stockholders of record entitled to vote at the Special Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the Special Meeting at the office of LaserSight located at 3300 University Blvd., Suite 140, Winter Park, Florida 32792. Such list will also be available at the Special Meeting.

         VOTING RIGHTS. Each share of common stock and each share of series H preferred stock outstanding as of the Record Date is entitled to one vote upon each of the matters to be presented at the Special Meeting. All of the holders of the series H preferred stock have agreed to vote all of their respective shares of series H preferred stock for the Charter Amendment Proposal.

         VOTING AT THE SPECIAL MEETING. The presence of holders of a majority of the outstanding Voting Shares, whether in person or by proxy, will constitute a quorum at the Special Meeting. The affirmative vote, whether in person or by proxy, of each of a majority of the outstanding common stock voting separately as a single class, the affirmative vote, whether in person or by proxy, of a majority of the outstanding series H preferred stock voting separately as a single class, and the affirmative vote of a majority of the outstanding Voting Shares, is required to approve the Charter Amendment Proposal.

         Abstentions will be considered present for purposes of determining whether a quorum exists. Because the Charter Amendment Proposal is deemed to be a routine matter, for the purposes of voting at the Special Meeting, a broker holding shares as record holder can vote without instruction from the beneficial owner, and there should therefore not be broker non-votes. Abstentions, however, will not be counted in the tally of votes FOR the Charter Amendment Proposal and will have the same effect as votes AGAINST the Charter Amendment Proposal. A share not voted has the same effect as an abstention.

         PROXIES; REVOCATION. Whether or not you plan to attend the Special Meeting, please sign, date and mail your proxy card in the enclosed postage prepaid envelope. The persons named in the proxy card, the proxy holders, will vote your shares according to your instructions. In the absence of contrary instructions, shares represented by any proxy card will be voted for the Charter Amendment Proposal. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter properly presented at the Special Meeting.

         Any stockholder who executes and returns a proxy card may revoke it at any time before it is exercised by (1) filing with the Secretary of LaserSight written notice of such revocation or a duly executed proxy card bearing a later date, or (2) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

         SOLICITATION. The cost of soliciting proxies will be borne by LaserSight. In addition, LaserSight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of LaserSight's directors, officers and employees, without additional compensation, personally or by telephone, telegraph or facsimile.

                         THE CHARTER AMENDMENT PROPOSAL:

                  Amendment of the Certificate of Incorporation

OVERVIEW

         The Board of Directors has adopted a resolution approving, declaring advisable and recommending the Charter Amendment Proposal to the Voting Holders for their approval. The form of amendment to LaserSight's Certificate of Incorporation is attached as Appendix A to this Proxy Statement (the "Certificate of Amendment"). In the event of such approval, the filing and acceptance by the Delaware Secretary of State of the Certificate of Amendment will, without further approval or authorization of the Voting Holders, amend
Section 1(a) of Article IV of LaserSight's Certificate of Incorporation and effect a reverse split of the shares of LaserSight's common stock issued and outstanding by a ratio that will be established by a formula intended to produce a market price of $1.25 per share, but will not change the number of authorized shares of common stock or the par value of LaserSight's common stock or preferred stock. See also discussion under the caption "Principal Effects of the Reverse Stock Split--Corporate Matters."

         If the Charter Amendment Proposal is approved by the Voting Holders, the Certificate of Amendment will also, without further approval or authorization of the Voting Holders, amend Section 3 of the Certificate of Designations, Preferences and Rights of Series H Participating Preferred Stock (the "Series H Certificate of Designation") to effect a reduction in the voting power of the Series H Preferred Stock in proportion to the reduction in the voting power of the outstanding common stock that results from effecting a reverse stock split. The amendment to the Series H Certificate of Designation will not otherwise alter or amend the terms, conditions, rights or preferences of the series H preferred stock. See also the discussion below under the caption "Purpose of the Amendment to the Series H Certificate of Designation."

         The Board of Directors is authorized not to file the Certificate of Amendment and not implement the reverse stock split or the amendment to the Series H Certificate of Designation, if after the Special Meeting the Board of Directors determines that filing the Certificate of Amendment would not be in the best interests of LaserSight's stockholders.

PURPOSE OF THE REVERSE STOCK SPLIT

         NASDAQ LISTING. The Board of Directors believes the reverse stock split is the most effective means available to increase LaserSight's stock price to over $1.00 in order to avoid a delisting of LaserSight's common stock from the Nasdaq SmallCap Market.

         As previously disclosed by LaserSight in its public filings, on August 6, 2002, LaserSight's common stock was transferred to the Nasdaq SmallCap Market. This transfer was a result of a decision made by the Nasdaq Listing Qualifications Panel (the "Panel") to grant LaserSight an extension of time to demonstrate compliance with Nasdaq's requirement that it achieve a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. The Panel gave LaserSight until February 10, 2003 to demonstrate its compliance with this closing bid price requirement. LaserSight failed satisfy these requirements and on February 13, 2003, LaserSight was notified that its securities were subject to delisting from the Nasdaq SmallCap Market. LaserSight immediately requested an extension to evidence compliance with the minimum bid price requirement and at the time it requested this extension, LaserSight indicated to the Panel that it planned to seek shareholder approval for the implementation of a reverse stock split.

         Based upon LaserSight's willingness to pursue the implementation of a reverse stock split in the very near term, the Panel has granted LaserSight an exception that permits a short extension to evidence compliance with the terms of this closing bid price requirement, requiring that:

        o LaserSight file, on or before March 12, 2003, a proxy statement with the Securities and Exchange Commission and Nasdaq evidencing its intent to seek shareholder approval for the implementation of a reverse stock split (this requirement has been satisfied); and

        o on or before April 18, 2003, LaserSight must demonstrate a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days.

Because the Board of Directors was concerned that if the Special Meeting was held prior to April 18, 2003 there would not be sufficient time to solicit proxies, the Board of Directors established the Special Meeting date at April 30, 2003 to give LaserSight additional time to solicit proxies. As a result of this timing, LaserSight is seeking a modification of the terms of this exception to conform to the scheduled date of the Special Meeting. There is no assurance that Nasdaq will grant LaserSight's request to so modify the terms of this exception. In order to fully comply with the terms of this exception, LaserSight must also be able to demonstrate compliance with all other requirements for continued listing on the Nasdaq SmallCap Market. LaserSight believes that it will be able to demonstrate such compliance. [DESCRIPTION OF AND OUTCOME OF CURRENT REQUEST TO NASDAQ TO EXTEND 4/18/03 REQUIREMENT AND POSSIBLE RELATED APPEAL.]

         Because of this conditional listing on the Nasdaq SmallCap Market a fifth character "C" has been appended to LaserSight's symbol, effective with the open of business on March 5, 2003, when the trading symbol for LaserSight's securities was changed from LASE to LASEC. The "C" will be removed from the symbol when the Panel has confirmed compliance with the terms of the exception and all other criteria necessary for continued listing.

         The Board of Directors believes that a reverse stock split may have the effect of increasing the market price per share of our common stock and allowing the common stock to continue to be included on the Nasdaq SmallCap Market, although there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or, even in the event of such an increase, that the post-reverse stock split market price can be maintained.

         If LaserSight's common stock is delisted from the Nasdaq SmallCap Market, the common stock may be traded over-the-counter, more commonly known as OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the Nasdaq National Market or the Nasdaq SmallCap Market (together "Nasdaq-Listed Stocks"). Many OTC stocks trade less frequently and in smaller volumes than Nasdaq-Listed Stocks. The values of these stocks may be more volatile than Nasdaq-Listed Stocks. The market for stock of OTC companies may be adversely affected by the perception that OTC companies may have limited product lines, markets or financial resources. If LaserSight's common stock is traded in the OTC market and a market maker sponsors LaserSight, we may have the price of common stock electronically displayed on the OTC Bulletin Board, or OTCBB. However, if LaserSight lacks sufficient market maker support for display on the OTCBB, LaserSight must have its common stock price published by the National Quotations Bureau LLP in a paper publication known as the "Pink Sheets." The marketability of LaserSight common stock will be even more limited if its per share price must be published on the "Pink Sheets."

         The Board of Directors believes that maintaining Nasdaq SmallCap Market listing may provide a broader market for LaserSight's common stock and facilitate the use of LaserSight's common stock in financing transactions. The Board of Directors approved the reverse stock split as a means of increasing the share price of LaserSight's common stock above $1.00 per share. If the stockholders do not approve the Charter Amendment Proposal and the stock price does not otherwise increase to greater than $1.00 per share, LaserSight expects its common stock to be delisted from the Nasdaq SmallCap Market.

THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF LASERSIGHT'S COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT.

         LaserSight cannot predict whether the reverse stock split will increase the market price for LaserSight's common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

        o the market price per new share of LaserSight common stock (the "New Shares") after the reverse stock split will rise in proportion to the reduction in the number of old shares of LaserSight common stock (the "Old Shares") outstanding before the reverse stock split; or

        o the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq or that LaserSight will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

         The market price of LaserSight's common stock will also be based on LaserSight's performance and other market factors, in addition to the number of shares outstanding. Furthermore, the liquidity of LaserSight's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

         CORPORATE MATTERS. If the Charter Amendment Proposal is approved at the Special Meeting and the Board of Directors determines that a reverse stock split is appropriate and in the best interest of LaserSight and its stockholders and elects to effect a reverse stock split, the number of outstanding shares of LaserSight's common stock would immediately and automatically be reduced as of the effective date of the reverse split by the reverse stock split ratio, and each holder's number of shares of LaserSight's common stock would be reduced proportionately. The reverse stock split would be in a one-for-X ratio where X is equal to the smallest integer that is either equal to or greater than the quotient that results from dividing (i) $1.25, by (ii) the average of the closing price per share of LaserSight's common stock on the Nasdaq SmallCap Market for the 10 consecutive trading days immediately prior to the effective date of the reverse stock split. For example, if the average of the closing price per share of the common stock on the Nasdaq SmallCap Market for the 10 consecutive trading days immediately prior to the effective date of the reverse stock split is $0.13 per share, the quotient resulting from dividning $1.25 by $0.13 is 9.615, X is 10 (i.e., the smallest integer equal to or greater than 9.615), and the reverse stock split ratio would be 1-for-10.

         The number of shares of LaserSight common stock into which LaserSight's series H preferred stock will convert will be adjusted in accordance with the antidilution provisions contained in the Series H Certificate of Designation. The number of shares available under LaserSight's Amended and Restated 1996 Equity Incentive Plan, its Amended and Restated Non-Employee Directors Stock Option Plan and its 1999 Employee Stock Purchase Plan, would be reduced proportionately. The number of shares of LaserSight's common stock subject to outstanding options and warrants issued by LaserSight would be reduced proportionately and the respective exercise prices would be increased proportionately. The number of preferred shares purchasable under the preferred stock purchase rights (issued under LaserSight's Rights Agreement) associated with LaserSight's common stock would be automatically adjusted to reflect the reverse stock split.

         No fractional shares of LaserSight's common stock would be issued by LaserSight in connection with a reverse split. Holders of LaserSight's common stock who would otherwise receive a fractional share of common stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below.

         The par value of LaserSight's common stock would remain unchanged at $.001 per share, and the number of authorized shares of common stock would remain unchanged.

         If the Charter Amendment Proposal is approved at the Special Meeting and effected by the Board of Directors, the date on which the Certificate of Amendment is filed and accepted by the Delaware Secretary of State would be the date on which the reverse stock split would be effected. As of March 24, 2003, there were [27,841,941] shares of common stock issued and outstanding. If additional shares of common stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

         Because the reverse split would apply to all issued and outstanding shares of LaserSight's common stock and outstanding rights to purchase common stock or to convert other securities into the common stock, the Charter Amendment Proposal would not alter the relative rights and preferences of existing common stockholders. In addition and as more fully described below under the caption "Purpose of the Amendment to the Series H Certificate of Designation", the Charter Amendment Proposal would also effect an amendment to the Series H Certificate of Designation to reduce the voting power of the series H preferred stock in proportion to the reduction in the voting power of the outstanding common stock that results from effecting a reverse stock split. The reverse split would, however, increase the number of shares of common stock available for future issuances by LaserSight.

         The reverse stock split will be effected simultaneously for all of LaserSight's common stock. The reverse stock split will affect all of LaserSight's stockholders uniformly and will not affect any stockholder's percentage ownership interests in LaserSight's common stock, except to the extent that the reverse stock split results in any of LaserSight's stockholders owning a fractional share of common stock. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. LaserSight will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         TRADING. If the Charter Amendment Proposal is approved at the Special Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of LaserSight's common stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of common stock.

         FRACTIONAL SHARES. If the Charter Amendment Proposal is approved at the Special Meeting and effected by the Board of Directors, LaserSight would pay, in lieu of any fractional shares to which a holder of LaserSight common stock would otherwise be entitled as a result of such reverse split, cash equal to the fair value of the Company's Common Stock as determined by the Board of Directors at the effective time of the reverse split. Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where LaserSight is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

         ACCOUNTING MATTERS. The reverse stock split will not affect the par value of LaserSight's common stock. As a result, on the effective date of the reverse stock split, the stated capital on LaserSight's balance sheet attributable to LaserSight's common stock will be reduced proportionately, and the additional paid-in capital account will be increased by the amount of the

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

stated capital reduction. The per share net income or loss and net book value of LaserSight's common stock will be increased because there will be fewer shares of LaserSight's common stock outstanding.

         POTENTIAL ANTI-TAKEOVER EFFECT. Although the increased proportion of unissued authorized shares of common stock available to be issued may, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the LaserSight's Board of Directors or contemplating a tender offer or other transaction for the combination of LaserSight with another company), the Charter Amendment Proposal is not being proposed in response to any effort of which LaserSight is aware to accumulate LaserSight's shares of common stock or obtain control of LaserSight, nor is it part of a plan by management to recommend a series of similar amendments to LaserSight's Board of Directors and stockholders. Other than the Charter Amendment Proposal, LaserSight's Board of Directors does not currently contemplate recommending the adoption of any other amendments to LaserSight's Certificate of Incorporation, as amended, that could be construed to affect the ability of third parties to take over or change the control of LaserSight.

         As previously announced, LaserSight has signed a non-binding letter of intent with Shenzhen New Industries Venture Capital Company, an affiliate of New Industries Investment Consultants (HK), Ltd., the party based in the People's Republic of China that invested $2,000,000 in the Company's series H preferred stock in October of 2002. The transaction contemplated by the letter of intent would result in LaserSight acquiring the assets and the on-going revenue stream of 15 refractive laser centers currently operated within China. In connection with this transaction, LaserSight would issue shares of the Company's common stock, which would result in a change of control of LaserSight. The letter of intent is currently being considered for approval and acceptance by the Board of Directors and if such approval and acceptance occurs, the transactions are subject to satisfactory completion of due diligence, receipt of all necessary approvals, negotiation of definitive agreements and receipt of shareholder approval.

         FEDERAL INCOME TAXES. The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

         Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

         LaserSight's view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with a tax advisor with respect to all of the potential tax consequences of the reverse stock split.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         If the Voting Holders approve the Charter Amendment Proposal, and the Board of Directors still believes that the reverse stock split is in the best interests of LaserSight and its stockholders, LaserSight will file an amendment to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware. The reverse stock split will become effective on the date on which the Certificate of Amendment is filed and accepted by the Delaware Secretary of State. LaserSight refers to this date as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares in an amount adjusted to reflect the reverse stock split and a right to receive cash in lieu of any fractional shares.

         As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. LaserSight expects that its transfer agent, American Stock Transfer and Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal LaserSight sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for the number of New Shares reflecting the reverse split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

         Even if the stockholders approve the reverse stock split, LaserSight reserves the right not to effect the reverse stock split if, in the opinion of the Board of Directors, it would not be in the best interests of LaserSight and its stockholders to effect such reverse stock split.

PURPOSE OF THE AMENDMENT TO THE SERIES H CERTIFICATE OF DESIGNATION

         The amendment to Section 3 of the Series H Certificate of Designation included in the Charter Amendment Proposal will reduce the voting power of the series H preferred stock in proportion to the reduction in the voting power of the outstanding common stock that results from effecting the reverse stock split. Currently, each share of series H preferred stock has one vote per share and each share of series H preferred stock converts into two shares of common stock. The Series H Certificate of Designation provides for an automatic adjustment to the number of shares of common stock into which the series H preferred stock will convert as a result of a reverse stock split; however, the Series H Certificate of Designation does not provide for an automatic adjustment to the voting rights of the series H preferred stock or to the number of shares of series H preferred stock as a result of a reverse stock split. As a result, unless the Series H Certificate of Designation is amended as described in this Proxy Statement, the voting rights of the outstanding shares of series H preferred stock would not be reduced as part of the reverse stock split. This means that the voting rights of the series H preferred stock would benefit from remaining constant while the voting rights of the common stock would be decreased as a result of the reverse stock split. The amendment to the Series H Certificate of Designation included in the Charter Amendment Proposal will result in the voting rights of the holders of the series H preferred stock being adjusted in the same manner as the voting rights of the holders of common stock as a result of the reverse stock split.

         All of the holders of the series H preferred stock have agreed to vote all of their respective shares of series H preferred stock for the Charter Amendment Proposal.

NO DISSENTER'S RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW

         LaserSight's stockholders are not entitled to dissenter's rights with respect to the Charter Amendment Proposal, and LaserSight will not independently provide stockholders with any such right.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                         THE CHARTER AMENDMENT PROPOSAL.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding ownership of LaserSight common stock, as of March 6, 2003, by:

        o each person known to LaserSight to own beneficially more than 5% of LaserSight outstanding common stock;
        o     each of LaserSight's directors;
        o     each of LaserSight's executive officers; and
        o     all of LaserSight's directors and executive officers as a group.

         The beneficial ownership of LaserSight's common stock set forth in this table is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned, subject to community property laws where applicable.

                                                 Common Stock      Series H
Name and Address of Beneficial Owner             Ownership (1)     Preferred
------------------------------------             -------------    -----------
Directors and Executive Officers:
        Michael R. Farris                        764,683 (2)(3)
                                                    2.7%

        Jack T. Holladay, M.D.                   361,584 (2)
                                                    1.3%

        Francis E. O'Donnell, Jr., M.D.          339,745 (2)(4)
                                                    1.2%

        Gregory L. Wilson                        259,333 (2)
                                                       *

        Steven Shi                               172,300 (5)
                                                       *

        Guy W. Numann                            102,500 (2)
                                                       *

        Ying Zhi Gu                               97,660
                                                       *

        David T. Pieroni                          92,500 (2)
                                                       *

        Xian Ding Weng                                 0
                                                       *
All directors, nominees and executive
  officers as a group (9 persons)              2,190,305 (2)
                                                    7.4%
Other 5% Stockholders:

        TLC Laser Eye Centers Inc.             3,221,883 (6)
        5280 Solar Drive, Suite 300                11.6%
        Mississauga, Ontario
        Canada L4W 5M8

        New Industries Investment
           Consultants (H.K.) Ltd.                               8,980,647(7)
        Shenzhen, People's Republic
           of China                                                  96.8%
-------------------------
     *   Less than 1%.

(1) Each number of shares of common stock shown as owned in this column assumes the exercise of all currently-exercisable options and warrants and all options and warrants that will become exercisable within 60 days of March 6, 2003. Each percentage shown in this column assumes the exercise of all such options and warrants by the applicable person or group, but assumes that no options or warrants held by any other persons are exercised or converted. The exercise price of each of the options and warrants are significantly above the current trading price of common stock.

(2) Includes options (and 67,500 warrants in the case of Mr. Numann) to acquire shares of common stock which are now exercisable or will become exercisable within 60 days of March 6, 2003, as follows: Dr. O'Donnell (110,000); Mr. Farris (760,883); Mr. Pieroni (90,000); Dr. Holladay
         (359,584); Mr. Wilson (244,333) and Mr. Numann (102,500)); and all
         directors and executive officers as a group (1,667,300).

(3) SunTrust Bank, the holder of 412,200 shares of common stock pledged by Mr. Farris to secure a personal borrowing, has given notice of its intention to sell those shares in compliance with Rule 144 (k) under the Securities Act of 1933 and to apply the net proceeds of the sales first to expenses and then to reduction of Mr. Farris' borrowing, with any excess to be remitted to Mr. Farris. Counsel to LaserSight has delivered its opinion that the shares may be sold in compliance with Rule 144 (k) and counsel for the bank has been authorized to, and has undertaken to, provide notice of any sale in sufficient time to permit Mr. Farris to file a Form 4 in time to comply with the current two day filing requirement of the Securities and Exchange Commission. Mr. Farris has had discussions with the bank and, to March 12, 2003, no notice of sale has been received.

(4) Includes 181,245 shares held by the Irrevocable Trust No. 7 for the benefit of the Francis E. O'Donnell, Jr., M.D. Trust or shares held by the Francis E. O'Donnell, Jr. Descendants Trust. Ms. Kathleen M. O'Donnell, the sister of Dr. O'Donnell, is trustee of both Trusts. Dr. O'Donnell disclaims beneficial ownership of such shares.

(5)      Includes 172,300 shares of common stock owned by Mr. Shi's spouse.

(6) Represents (a) 3,171,833 shares of common stock presently owned by TLC (based on information supplied to LaserSight as of March 6, 2003), and
         (b) 50,000 shares of common stock issuable to TLC upon exercise of all of its 50,000 warrants at a price of $5.125 per share.

(7) The holders of each share of series H preferred stock shall be entitled to the number of votes equal to the number of shares of series H preferred stock held by such stockholder at the Record Date.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         If a stockholder intends to nominate a person for election to the Board of Directors or present a proposal for business to be considered at the 2003 Annual Meeting of Stockholders but does not seek inclusion of the nomination or proposal in LaserSight's proxy statement for such meeting, LaserSight must receive the nomination or proposal after June 27, 2003 and before July 27, 2003 for it to be considered timely received. If notice of a stockholder nomination or proposal is timely received, as described above, the holders of proxies solicited in connection with LaserSight's proxy statement for such meeting can exercise discretionary authority with respect to such proposal only to the extent permitted by the regulations of the Securities and Exchange Commission. If notice of a stockholder nomination or proposal is not timely received, such holders of proxies can exercise discretionary authority with respect to the proposal.

         All stockholder proposals must contain all of the information required under LaserSight's Bylaws, a copy of which is available, at no charge, from the Secretary, and should be sent to LaserSight Incorporated, 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, addressed to the attention of Gregory L. Wilson, Secretary.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2003 ANNUAL MEETING

         In order to be considered for inclusion in LaserSight's proxy materials for the 2003 Annual Meeting of Stockholders, any stockholder proposals must be received by LaserSight no later than June 2, 2003. Proposals should be sent to LaserSight Incorporated 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, addressed to the attention of Gregory L. Wilson, Secretary.

                                  OTHER MATTERS

         The Charter Amendment Proposal is the only business that may be conducted at the Special Meeting, other than procedural matters and matters relating to the conduct of the meeting. If any such other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                                        By Order of the Board of Directors,

                                        Gregory L. Wilson
                                        Secretary

Winter Park, Florida
March __, 2003

                                   APPENDIX A

                                     FORM OF

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LASERSIGHT INCORPORATED

         LaserSight Incorporated (the "Company"), a corporation organized and existing under the laws of the State of Delaware, in order to amend its Certificate of Incorporation (the "Certificate") pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Act"), does hereby certify as follows:

         1. At a meeting duly called and held, the Board of Directors of the Company unanimously adopted a resolution to submit to the stockholders of the Company a proposal to (i) amend Section 1(a) of Article IV of the Certificate to effect a reverse stock split of the Company's issued and outstanding common stock, and (ii) amend Section 3 of the Certificate of Designations, Preferences and Rights of Series H Participating Preferred Stock (the "Series H Certificate of Designation") to effect a reduction in the voting power of the Series H Preferred Stock in proportion to the reduction in the voting power of the outstanding common stock that results from effecting a reverse stock split.

         2. The full text of Section 1(a) of Article IV of the Certificate shall be amended hereby to read as follows:

                  (a) Common Stock. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 100,000,000, each with a par value of $.001 per share. Effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment to Certificate of Incorporation (the "Effective Time"), a one-for-X (as defined below) reverse stock split of the Common Stock shall become effective, such that each X shares of Common Stock outstanding and held of record by each stockholder of the corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the corporation.

         For purposes of the preceding paragraph, "X" is defined to mean the smallest integer that is either equal to or greater than the quotient that results from dividing (i) $1.25, by (ii) the average of the closing price per share of the Common Stock on the Nasdaq SmallCap Market for the 10 consecutive trading days immediately prior to the Effective Time.

         3. The full text of Section 3(a) of the Series H Certificate of Designation shall be amended hereby to read as follows:

                  (a) In addition to any voting rights provided by law and the special voting rights provided in Section 3(b), the holder of each share of Series H Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and, except as described in the following paragraph, the shares of Series H Preferred Stock held by each such holder shall be entitled to the number of votes equal to the number of shares of Series H Preferred Stock held by such holder at the record date for the determination of the stockholders entitled to vote on such matters, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as required by law or as otherwise specifically set forth in this Certificate of Designation, the holders of shares of Series H Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

                  Effective as of the Effective Time (as defined in Section 1(a) of Article IV of the Certificate), to the extent that the holders of Series H Preferred Stock are entitled to vote under this Certificate of Designation or pursuant to applicable law, each holder of Series H Preferred Stock shall be entitled to that number of votes equal to the smallest integer that is either equal to or greater than the quotient that results from dividing (i) the number of shares of Series H Preferred Stock held by such holder at the record date for the determination of the stockholders entitled to vote on such matters, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, by (ii) X (as defined in Section 1(a) of Article IV of the Certificate).

         4. At a special meeting of the Company's stockholders duly called and held upon notice in accordance with Section 222 of the Act, the foregoing amendment to the Certificate was duly adopted by the holders of at least a majority of each of (i) the outstanding common stock, and (ii) the preferred stock of the Company, entitled to vote thereon in accordance with the provisions of Section 242 of the Act.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this ___ day of __________, 2003.

                                        LASERSIGHT INCORPORATED


                                        By:
                                           -------------------------------------
                                           Michael R. Farris
                                           President and Chief Executive Officer

Attest:
       ----------------------------
       Gregory L. Wilson
       Secretary

                             LASERSIGHT INCORPORATED

                                      PROXY
                 SPECIAL MEETING OF STOCKHOLDERS, APRIL 30, 2003

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby (i) appoints Michael R. Farris and Gregory L. Wilson and each of them as proxy holders and attorneys, with full power of substitution to appear and vote all of the shares of common stock of LaserSight Incorporated which the undersigned shall be entitled to vote at the Special Meeting of Stockholders of LaserSight, to be held on Wednesday, April 30, 2003 at 10:00 a.m. EDT, and at any adjournments thereof, hereby revoking any and all proxies previously given and (ii) authorizes and directs said proxy holders to vote all of the shares of common stock of LaserSight represented by this proxy as indicated on this proxy and in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting. If no directions are given below, said shares will be voted "FOR" the Charter Amendment Proposal.

------------------------------------------------------------------------------

(1)  Approve the Charter Amendment Proposal  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

(2)  In their discretion to act on any other
     matters which may properly come before
     the Special Meeting.

                                        Please date, sign and return promptly in the accompanying envelope.

                                        Dated: ___________________________, 2003


                                        ----------------------------------------

                                        ----------------------------------------
                                                   (If held jointly)

                                        Your signature should be exactly the
                                        same as the name imprinted herein.
                                        Persons signing as executors,
                                        administrators, trustees or in similar
                                        capacities should so indicate. For joint accounts, each joint owner must sign.

 The Board of Directors Recommends You Vote FOR the Charter Amendment Proposal.

                             LASERSIGHT INCORPORATED

                                      PROXY
                 SPECIAL MEETING OF STOCKHOLDERS, APRIL 30, 2003

           This Proxy is solicited on behalf of the Board of Directors from the holders of Series H Preferred Stock

         The undersigned hereby (i) appoints Michael R. Farris and Gregory L. Wilson and each of them as proxy holders and attorneys, with full power of substitution to appear and vote all of the shares of series H preferred stock of LaserSight Incorporated which the undersigned shall be entitled to vote at the Special Meeting of Stockholders of LaserSight, to be held on Wednesday, April 30, 2003 at 10:00 a.m. EDT, and at any adjournments thereof, hereby revoking any and all proxies previously given and (ii) authorizes and directs said proxy holders to vote all of the shares of series H preferred stock of LaserSight represented by this proxy as indicated on this proxy and in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting. If no directions are given below, said shares will be voted "FOR" the Charter Amendment Proposal.

------------------------------------------------------------------------------

(1)  Approve the Charter Amendment Proposal  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

(2)  In their discretion to act on any other
     matters which may properly come before
     the Special Meeting.

                                        Please date, sign and return promptly in the accompanying envelope.

                                        Dated: ___________________________, 2003


                                        ----------------------------------------

                                        ----------------------------------------
                                                   (If held jointly)

                                        Your signature should be exactly the
                                        same as the name imprinted herein.
                                        Persons signing as executors,
                                        administrators, trustees or in similar
                                        capacities should so indicate. For joint accounts, each joint owner must sign.

 The Board of Directors Recommends You Vote FOR the Charter Amendment Proposal.